                                                                    Exhibit 99.2

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Independence Community Bank Corp. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John B. Zurell, Executive Vice President, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C.ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13 (a) or 15
      (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                           /s/  John B. Zurell
                                           -------------------
                                           John B. Zurell
                                           Executive Vice President
                                           Chief Financial Officer and
                                           Principal Accounting Officer
                                           May 14, 2003


      A signed original of this written statement required by Section 906 of the Sarbanes - Oxley Act has been provided to Independence Community Bank Corp. and will be retained by Independence Community Bank Corp. and furnished to the Securities and Exchange Commission or its staff upon request.